AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HOME HOLDINGS INC.

            The undersigned certify that they are the President and Treasurer, respectively, of Home Holdings Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), and do hereby certify as follows:

            1. The name of the Corporation is Home Holdings Inc.

            2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 21, 1990 under the name TVH Acquisition Corporation.

            3. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 22, 1993 under the name Home Holdings Inc.

            4. This Amended and Restated Certificate of Incorporation was duly adopted at an annual meeting of the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            5. The text of the Restated Certificate of Incorporation of the Corporation is amended hereby to read in its entirety as follows:

            FIRST: The name of the Corporation is Home Holdings Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is (1) 40,000,000 shares of Series A
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Common Stock, each having a par value of One Cent ($.01) (the "Series A Common
Stock); (2) 15,000,000 shares of Series B convertible stock, par value One Cent ($.01) per share (the "Series B Convertible Stock," and together with the Series A Common Stock, the "Common Stock"); and (3) 300 shares of preferred stock, par value One Cent ($.01) per share (the "Preferred Stock"), to be issued in one or more classes or in one or more series within such class, which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or distribution of assets, conversion or exchange, and such other subjects or matters as may be established or amended by the Board of Directors and stated in a resolution or resolutions adopted from time to time, and without any stockholder action or approval thereof required, providing for the issue of such shares of Preferred Stock.

            B. The rights of the holders of the Series A Common Stock and Series B Convertible Stock shall be as follows:

                  1. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, all shares of Series A Common Stock and Series B Convertible Stock shall be identical and shall entitle the holders thereof to the same rights and privileges;

                  2. Each holder of shares of Series A Common Stock shall be entitled to one vote for each share of Series A Common Stock on all matters. Except as otherwise required by law or provided in this Amended and Restated Certificate of Incorporation, the holders of shares of Series B Convertible Stock shall have no vote on any matter;

                  3. Subject to the rights of the holders of Preferred Stock or any other class or series of stock having a preference as to dividends over the Series A Common Stock and the Series B Convertible Stock then outstanding, the holders of Series A Common Stock and Series B Convertible Stock shall be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors, whether payable in cash, property or securities of the Corporation; provided, however, that if the dividends that are declared are payable in shares of Series A Common Stock or Series B Convertible Stock, such dividends shall be declared at the same rate on each class of stock, and the dividends payable to holders of Series A Common Stock shall be paid in shares of Series A Common Stock and the dividends payable to holders of Series B Convertible Stock shall be paid in Series B Convertible Stock;

                  4. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding-up of the Corporation, after
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                                                                               3


distribution in full of preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any other class or series of stock having a preference as to liquidating distributions over the Series A Common Stock and the Series B Convertible Stock, the holders of the Series A Common Stock and the Series B Convertible Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. A consolidation or merger of the Corporation with and into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation as those terms are used in this section;

                  5. (a) Each record holder of Series B Convertible Stock is entitled at any time to convert any or all of the shares of such holder's Series B Convertible Stock into an equal number of shares of Series A Common Stock; provided, however, that no holder of Series B Convertible Stock is entitled to convert any share or shares of Series B Convertible Stock to the extent that, as a result of such conversion, such holder or its Affiliates (as defined in the Securityholders' Agreement, dated as of June 12, 1995, by and among the Corporation and several of its securityholders) would directly or indirectly own, control or have power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates.

                        (b) Each conversion of shares of Series B Convertible Stock, as herein described, shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, upon 30 days' prior written notice by the holder of such shares to be converted stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into Series a Common Stock, that upon such conversion such holder and its Affiliates shall not directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have the power to vote or dispose of under any law or under any regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time the rights of the holder of the converted stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Series A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series A Common Stock as are to be represented thereby.

                        (c) Promptly after such surrender referred to above
the Corporation shall issue and deliver, in accordance with the surrendering holder's
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                                                                               4


instructions, (i) the certificate or certificates for the Series A Common Stock issuable upon such conversion and (ii) a certificate representing any Series B Convertible Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                        (d) The issuance of certificates for Series A Common Stock upon conversion of Series B Convertible Stock shall be made without charge to the holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion and related issuance of Series A Common Stock.

                  6. If the Corporation in any manner subdivides or combines the outstanding shares of Series A Common Stock or Series B Convertible Stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined.

                  7. The Corporation shall not close its books against the transfer of any shares of Series A Common Stock issued or issuable upon conversion of Series B Convertible Stock in any manner that would interfere with the timely conversion of such Series B Convertible Stock.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            B. The directors shall have concurrent power with the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.

            C. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

            D. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provision of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
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                                                                               5


            SIXTH: A. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            B. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or manner as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

            C. Expenses including attorneys' fees incurred in defending any civil, criminal, administrative or investigation action, suit or proceeding shall (in the case of any such action, suit or proceeding against a director or an officer of the Corporation) or may (in the case of any such action, suit or proceeding against a trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.

            D. The indemnification and other rights set forth in this Article SIXTH shall not be deemed exclusive of any provisions with respect thereto in the
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                                                                               6


By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

            E. Neither the amendment nor repeal of Sections A, B, C or D of this Article SIXTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with Sections A, B, C and D of Article SIXTH shall eliminate or reduce the effect of Sections A, B, C or D of this Article SIXTH in respect to any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Sections A, B, C or D of this Article SIXTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

            F. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (1) shall be liable under Section 174 of the GCL or any amendment thereto or successor provision thereto, or (2) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                  (a) shall have breached his duty of loyalty to the Corporation or its stockholders;

                  (b) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                  (c) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                  (d) shall have derived an improper personal benefit.

            If the GCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

            Neither the alteration, amendment or repeal of this Section F nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section F shall eliminate or reduce the effect of this Section F in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section F, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
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                                                                               7


            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, HOME HOLDINGS INC. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Steven D. Germain, its President, and attested by Richard H. Hershman, its Treasurer, on this 28th day of May, 1997.

HOME HOLDINGS INC.


By: /s/ Steven D. Germain
    ------------------------------
    Steven D. Germain
    President

Attest:


  /s/ Richard H. Hershman
  --------------------------------
    Richard H. Hershman
    Treasurer